EDWARDS	Certified Public Accountants & Business Advisors
SAUER &	500 Warner Centre, 332 Fifth Avenue, Pittsburgh, PA 15222
OWENS, P.C.	Phone 412-281-9211	Fax: 412-281-2407	A Professional Corporation
	www.esocpa.com		Direct Dial:

January 1, 2008

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Dear Members:

We have had an opportunity to review the disclosures made by IBT Bancorp, Inc. (“Company”) in its current report on Form 8-K which is to be filed today with the Securities and Exchange Commission (“SEC”).

Pursuant to Item 304(a)(3) of Regulation S-K, we are required to furnish the Company with a letter addressed to the SEC stating whether or not we agree with the statements made by the Company in the 8-K regarding our replacement as the independent auditors of the Company, and, if not, stating the respects in which we do not agree.

We agree with the statements made by the Company in the 8-K regarding our replacement as the independent auditors of the Company.

Very truly yours,

/s/Edwards Sauer & Owens, P.C.

Edwards Sauer & Owens, P.C.